UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2014

Affinia Group Intermediate Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-128166-10	34-2022081
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Technology Drive, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)

(734) 827-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Principal Accounting Officer

In connection with the relocation of Affinia Group Intermediate Holdings Inc.’s (“Affinia”) corporate office from Ann Arbor, MI to Gastonia NC, Scot S. Bowie, Chief Accounting Officer of Affinia, has stepped down effective April 1, 2014. Mr. Bowie will continue to perform services for Affinia for a short period of time to assist with the transition of the corporate office.

Appointment of Principal Accounting Officer

Scott Wulinsky has been appointed as Chief Accounting Officer of Affinia effective April 1, 2014. Mr. Wulinsky, age 39, most recently served as the Director of Regulated Accounting for Duke Energy Corporation. Prior to joining Duke Energy Corporation, Mr. Wulinsky served as a member of the internal audit team for CUNO Inc. from May 2003 to October 2005, and prior to that worked for PricewaterhouseCoopers from August 1998 to May 2003. Mr. Wulinsky earned a B. S. degree in Accounting from the University of Connecticut. In addition, Mr. Wulinsky is a certified public accountant and a six sigma black belt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Affinia Group Intermediate Holdings Inc.

Date: April 4, 2014	By:	/s/ Steven E. Keller
	Name:	Steven E. Keller
	Title:	General Counsel

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